EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bowne & Co., Inc. 1999 Incentive Compensation Plan and the registration of 3,450,000 shares of Common Stock of Bowne & Co., Inc. of our report dated March 4, 1998 with respect to the consolidated financial statements and schedule of Bowne & Co., Inc. and Subsidiaries included as Exhibit 23.4 of the Annual Report (Form 10-K) for the year ended December 31, 1998.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

New York, New York

June 25, 1999